Exhibit 10.1

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES FILED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Principal Amount: $___________	Issue Date: [Applicable Closing Date]

FORM OF SENIOR CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, GENERAL CANNABIS CORP, a Colorado corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of [____________________], or its registered assigns (the “Holder”) the principal sum of [$______________] (the “Principal Amount”), together with interest at the rate of ten percent (10%) per annum on the aggregate unconverted and then outstanding Principal Amount of this Note, at maturity or upon acceleration or otherwise, as set forth herein (this “Note”).

This Note is one of a series of Notes issued pursuant to that certain Securities Purchase Agreement entered into by the Borrower and the Holder on even date herewith (the “Purchase Agreement”), and capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement.

The maturity date of this Note shall be on that day that is thirty-six (36) months after the Issue Date (the “Maturity Date”), and is the date upon which the Principal Amount, as well as all accrued and unpaid interest and other fees, shall be due and payable.

Interest on the outstanding Principal Amount shall accrue for the period from the Issue Date through December 31, 2021.1  Beginning with the calendar quarter ending on March 31, 2022, (i) interest that has accrued for the period from the Issue Date through December 31, 2021 shall be due and payable, in arrears, in eight (8) equal installments payable on the on the fifth (5th) Business Day following the end of each calendar quarter; and (ii) Interest covering the period from January 1, 2022 until the Maturity Date shall be due and payable, in arrears, on the fifth (5th) Business Day following the end of each calendar quarter.

Any amount of principal or interest on this Note, which is not paid by the Maturity Date, shall bear interest at the rate of the lesser of (i) fourteen percent (14%) per annum or (ii) the

1 Note to Draft: For Additional Closings on or after January 1, 2021, this date will be March 31, 2022 and the other dates will be adjusted to reflect payment beginning after the quarter ending on June 30, 2022.

maximum amount allowed by law, from the due date thereof until the same is paid (“Default Interest”).

The Borrower shall have the right to prepay all or any portion of this Note upon thirty (30) days written notice to the Holder; provided, however, that if this Note is prepaid prior to the first (1st) anniversary of the Issue Date, then, in addition to the interest that accrues through the date of prepayment, the Borrower shall also pay to the Holder an amount equal to the interest that would have accrued hereunder had the Note not been repaid from the date of prepayment through the first (1st) anniversary of the Issue Date.

All payments due hereunder (to the extent not converted into the Borrower’s common stock (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

The following additional terms shall also apply to this Note:

ARTICLE I

SENIORITY

1.1       Seniority.  This Note shall rank senior in right of payment to all other “Company Debt.”  “Company Debt” means any indebtedness for borrowed money of any kind whether evidenced by notes, debentures, bonds or similar instruments, and any guaranty of any of the foregoing, excluding (i) any other Notes issued in the Offering pursuant to the Purchase Agreement, (ii) the 2022 Notes, (iii) accounts payable and trade debt incurred in the day-to-day operations of the business of the Borrower, (iv) operating leases, and (v) any other indebtedness for borrowed money incurred upon the written consent of the Holders of more than sixty-six percent (66%) of the then aggregate outstanding Principal Amount of the Notes.

1.2       Borrower Covenant. Borrower agrees that so long as any of the obligations evidenced hereby remain outstanding it will not, become obligated or a guarantor with respect to any Company Debt that is not, by its terms, junior in right of payment to the obligations hereunder; provided however that nothing herein shall prohibit the Borrower from repaying or refinancing any or all of its Current Outstanding Notes as contemplated in the Purchase Agreement.

ARTICLE II

CONVERSION RIGHT

2.1       Optional Conversion by the Holder. The Holder shall have the right at any time prior to the Maturity Date, to convert up to a total of fifty percent (50%) of the outstanding and unpaid Principal Amount of this Note and unpaid accrued interest on this Note (such amount, the “Conversion Amount”) into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified (“Conversion Shares”), at the Conversion Price determined as provided herein. The number of Conversion Shares to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 2.3 below; provided that the Notice of Conversion is submitted by e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred except in accordance with Section 2.4 below.

2.2       Conversion Price.

(a)        Calculation of Conversion Price. The “Conversion Price” per share shall be the Variable Conversion Price (as defined herein) (subject to adjustment as further described herein). The “Variable Conversion Price” shall mean 80% multiplied by the Market Price (as defined herein) (representing a discount rate of 20%); provided, however, that for purposes of this Section 2.2(a), in no event shall the Variable Conversion Price be less than $0.65 per share of Common Stock nor more than $1.00 per share of Common Stock (subject to adjustment as provided herein).

(b)        “Market Price” means, for any security as of any date, the volume weighted average price (VWAP) for the Common Stock during the thirty (30) Trading Day period ending on the last complete Trading Day prior to the Conversion Date, on the Over-the-Counter Pink Marketplace, OTCQB, or applicable trading market (the “Trading Market”) as reported by the reporting service designated by the Holder (i.e. www.Nasdaq.com) or, if the Trading Market is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded. If the Market Price cannot be calculated for such security on such date in the manner provided above, the Market Price shall be the fair market value as mutually determined by the Borrower and the Holder in order to determine the Conversion Price of this Note. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the Trading Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

(c)        Sample Calculation. For illustration purposes only, if the outstanding and unpaid Principal Amount and unpaid accrued interest on this Note is $250,000 and the Market Price is $1.00, then the Variable Conversion Price would be $0.80 (80% x $1.00) and the number of shares into which this Note would convert would be 312,500. If the Market Price was $0.50, then the Variable Conversion Price would be $0.65 (because the Variable Conversion Price shall not be less than $0.65) and the number of shares into which this Note would convert would be 384,615.

(d)        Authorized Shares. The Borrower covenants that during the period the Conversion rights exist, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note.

(e)        Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased such that the Holder of this Note shall be entitled to receive the number of shares of Common Stock or other capital stock of the Borrower which such Holder would have owned or been entitled to receive immediately following such action had this Note been converted immediately prior to the occurrence of such event. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased such that the Holder of this Note shall be entitled to receive the number of shares of Common Stock or other capital stock of the Borrower which such Holder would have owned or been entitled to receive immediately following such action had this Note been converted immediately prior to the occurrence of such event.

(f)        Adjustments for Reorganization, Merger or Sale of Assets.  If at any time while this Note, or any portion thereof, is outstanding there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for in subsection (d) above), (ii) a merger or consolidation with or into another corporation in which the Borrower is not the surviving entity, or a reverse triangular merger in which the Borrower is the surviving entity but the shares of the Borrower’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Borrower’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Note shall thereafter be entitled to receive upon conversion of this Note the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon conversion of this Note would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Note had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 2.2.  The foregoing provisions of this Section 2.2(f) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. If the per-share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Borrower’s Board of Directors.  In all events, appropriate adjustment (as determined in good faith by the Borrower’s Board of Directors) shall be made in the application of the provisions of this Note with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Note.

2.3       Mechanics of Conversion.

(a)        Surrender of Note Upon Conversion. The Holder and the Borrower shall maintain records showing the updated current unpaid and unconverted Principal Amount of the Note. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid Principal Amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the Principal Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid Principal Amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(b)        Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note, and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(c)        Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of an e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 2.3 and Section 2.4 (and, solely in the case of conversion of the entire unpaid Principal Amount hereof, surrender of this Note), the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion in accordance with the terms hereof within fourteen (14) days.

2.4       Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope satisfactory to the Borrower) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 2.4 and who is an “accredited investor” (as defined in Rule 501(a) of the Securities Act). Except as otherwise provided (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.”

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope satisfactory to the Borrower, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Securities Act, which opinion shall be accepted by the Borrower so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

2.5       Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note.

ARTICLE III

EVENTS OF DEFAULT; REMEDIES

3.1       Events of Default. The occurrence of any of the following events of default shall each be an “Event of Default:

(a)        Failure to Pay Principal or Interest. The Borrower fails to pay the Principal Amount hereof or interest thereon when due on this Note, whether at the Maturity Date, upon acceleration, or otherwise, and such failure continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder.

(b)        Breach of Covenants. The Borrower breaches any covenant or other term or condition contained in this Note or in any other document entered into between the Holder and Borrower, and such breach continues for a period of thirty (30) days after written notice thereof to the Borrower from the Holder.

(c)        Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note, provided that Holder shall provide Borrower with five (5) days advance notice that Holder intends to declare that such representation or warranty was breached by the Borrower.

(d)        Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

(e)        Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower, which proceedings are not dismissed within ninety (90) days after institution.

(f)        Liquidation. The Borrower commences any dissolution, liquidation or winding up of Borrower.

3.2       Remedies. If an Event of Default shall occur, then the Holder, provided it receives the consent of Holders of more than sixty-six percent (66%) of the aggregate outstanding Principal Amount of the Notes (except in connection with an Event of Default resulting from Borrower’s failure to pay the Principal Amount hereof or interest thereon at the Maturity Date for which no consent is required), by written notice to the Borrower, may (i) declare the obligations due hereunder to be immediately due and payable, whereupon the sum of (x) the outstanding Principal Amount of this Note and (y) the interest and other amounts outstanding hereunder shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and (ii) exercise any and all of its other rights under applicable law and/or hereunder. Any payment pursuant to this Section 3.2 shall be applied first to the Interest owed under this Note, second, to any other obligations (other than principal) owed hereunder and lastly to the principal balance of this Note.

ARTICLE IV

MISCELLANEOUS

4.1       Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.

4.2       Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or electronic mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or upon electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

General Cannabis Corp

6565 E. Evans Avenue
Denver, CO 80224
Attention: Steve Gutterman, CEO

If to the Holder, to:

The address furnished by the Holder to the Borrower in accordance with the Purchase Agreement

4.3       Amendments. Except for the Borrower’s obligations to repay the outstanding Principal Amount and any accrued and unpaid interest, the terms of the Notes (and this Note), including the Maturity Date and the interest rate, may be modified with the written consent of the Borrower and the Holders of more than sixty-six percent (66%) of the then aggregate outstanding Principal Amount of the Notes.

4.4       Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. This Note may not be transferred unless the Holder delivers to the Borrower a written opinion of legal counsel or otherwise satisfies the Borrower with respect to the compliance of such transfer with applicable securities laws and the transferee agrees to be bound by all of the provisions of this Note. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities Act).

4.5       Costs and Expenses. Each of Borrower and Holder will pay its own expenses in connection with the transactions contemplated under the Securities Purchase Agreement and the issuance of this Note.  After the occurrence of an Event of Default, Borrower agrees to pay Holder for all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Holder in connection with the enforcement of this Note.

4.6       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado, without regard to the principles of conflict of laws thereof.

4.7       Exclusive Jurisdiction. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall only be commenced in the state and federal courts sitting in Denver County, State of Colorado (the “Colorado Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Colorado Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Colorado Courts, or such Colorado Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

4.8       JURY TRIAL WAIVER. THE BORROWER AND THE HOLDER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

4.9       Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

** signature page to follow **

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on the Issue Date.

General Cannabis Corp

By:
Name: Steve Gutterman
Title: Chief Executive Officer

SIGNATURE PAGE TO SENIOR CONVERTIBLE PROMISSORY NOTE

EXHIBIT A - NOTICE OF CONVERSION

The undersigned hereby elects to convert $ ________  principal amount of the Senior Convertible Promissory Note dated as of ________________, 20____ (the “Note”) issued by General Cannabis Corp, a Colorado corporation (the “Borrower”), into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, according to the conditions of the Note, as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ]         The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC

Prime Broker:

Account Number:

[ ]         The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

__________________________

__________________________

___________________________

Date of Conversion:
Applicable Conversion Price:	$
Number of Shares of Common Stock to be Issued Pursuant to Conversion of this Note:
Amount of Principal Balance Due remaining under this Note after this conversion:	$

HOLDER: [_____________________]

By:

Name:

Title:

Date: